UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 29, 2008, SunPower Corporation (the “Company”) reported the common stock price conversion test results of its convertible debentures for the quarters ending September 28, 2008 and December 28, 2008. The test results cover the approximately $199 million aggregate principal amount of its 1.25% senior convertible debentures due 2027 (the “1.25% debentures”) and the $225 million aggregate principal amount of its 0.75% senior convertible debentures due 2027 (the “0.75% debentures”).

For the fiscal quarter ending September 28, 2008, the test was met when the closing price of the Company’s class A common stock equaled or exceeded $70.94, or 125% of the conversion price for the 1.25% debentures, for at least 20 of the last 30 trading days during the quarter.  Accordingly, pursuant to the terms of the applicable indenture and first supplemental indenture, the 1.25% debentures became convertible at the holders’ option during the quarter ending December 28, 2008.  As of close of business on December 26, 2008, holders of approximately $1 million aggregate principal amount of the 1.25% debentures had exercised their right to convert the debentures.

For the fiscal quarter ending December 28, 2008, the common stock price conversion tests was not met for either outstanding series of debenture, as the class A common stock closing price did not equal or exceed $70.94 and $102.80 for the 1.25% debentures and 0.75% debentures, respectively, for at least 20 of the last 30 trading days of this quarter.  Therefore, the two outstanding series of debentures will not be convertible based on this trigger during the fiscal quarter ending on March 29, 2009.  The Company intends to re-classify approximately $199 million aggregate principal amount of the 1.25% debentures from short-term debt to long-term debt on its December 28, 2008 balance sheet.  If the common stock price conversion tests are met in a subsequent quarter, either or both of the outstanding series of debentures may again be re-classified as short-term debt.

The disclosure above is qualified in its entirety by the text of the applicable indenture, first supplemental indenture and second supplemental indenture, which describe in further detail all of the conversion features of the debentures and which were filed on February 8, 2007 and July 26, 2007 with Securities and Exchange Commission as exhibits to the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 29, 2008	By: /s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Senior Vice President and Chief Financial Officer